Exhibit 16

GUARANTY

GUARANTY dated as of April 8, 2026, made by (i) Aerin Lauder Zinterhofer, as Trustee of the RSL Shares Trust, a trust governed by the laws of New York (the “Shares Trust”); and (ii) Ronald S. Lauder, Jack Joseph Lauder Zinterhofer and Eric Zinterhofer, as Trustees of the Ronald S. Lauder Irrevocable Trust, a trust governed by the laws of New York (the “Non-Shares Trust” and, together with the Shares Trust, the “Guarantors”), in favor of JPMorgan Chase Bank, N.A., and/or any of its subsidiaries or affiliates (individually or collectively, as the context may require, the “Bank”).

PRELIMINARY STATEMENTS: The Bank has entered, or may from time to time enter, into agreements or arrangements with RONALD S. LAUDER and/or the RONALD S. LAUDER REVOCABLE TRUST (together, the “Borrower”) providing for credit extensions or financial accommodation to the Borrower of any kind whatsoever including, without limitation, the making of loans, advances or overdrafts, whether or not secured, extension of margin loans, discount or purchase of notes, securities or other instruments or property, creation of acceptances, issuance or confirmation of letters of credit, guaranties or indemnities, entering into foreign exchange or precious metals contracts or interest rate or currency swap or protection agreements, entering into any other derivative transactions under any ISDA Master Agreement or similar agreements between the Bank and the Borrower, or any other kind of agreement under which the Borrower may be indebted to the Bank in any manner (all of the foregoing agreements or arrangements being the “Facilities” and any writing or record evidencing, supporting, securing, or delivered in connection with a Facility, including but not limited to this Guaranty, and including as may subsequently be renewed, extended, amended, modified, substituted and/or replaced, being a “Facility Document”).

THEREFORE, in order to induce the Bank to extend credit or give financial accommodation under the Facilities, the Guarantors jointly and severally agree as follows:

Guaranty of Payments.

For value received and in consideration of the Facilities extended by the Bank, the Guarantors unconditionally guarantee to the Bank (a) performance and observance of every agreement and condition contained in any Facility Document to be performed or observed by the Borrower, and (b) payment of all sums now owing or which may in the future be owing by the Borrower under the Facilities, when the same are due and payable, whether on demand, at stated maturity, by acceleration or otherwise, and whether for principal, interest, fees, expenses, indemnification or otherwise (the “Liabilities”). The Liabilities include, without limitation, interest accruing after the commencement of a proceeding under bankruptcy, insolvency or similar laws of any jurisdiction at the rate or rates provided in the Facility Documents.

This Guaranty is a guaranty of payment and performance and not of collection only. The Bank shall not be required to exhaust any right or remedy or take any action against the Borrower or any other person or entity or any collateral. The Guarantors agree that, as between the Guarantors and the Bank, the Liabilities may be declared to be due and payable for the purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the Borrower and that in the event of a declaration or attempted declaration, the Liabilities shall immediately become due and payable by the Guarantors for the purposes of this Guaranty.

Guaranty Limit. Notwithstanding anything to the contrary set forth herein, for purposes of this Guaranty the Facilities of the Borrower guaranteed shall be limited to those arising under and in connection with the Amended and Restated Line of Credit Note dated as of April 8, 2026 by the Borrower in favor of the Bank (as amended, restated, supplemented or otherwise modified from time to time, the “JPMC EL Stock Note”), including all “Obligations” (as such term is defined in the JPMC EL Stock Note), together with every renewal, extension, amendment, modification, substitution and/or replacement thereof, each of which together with this Guaranty and any other writing or record evidencing, supporting, securing or delivered in connection with the foregoing shall be considered a Facility Document for purposes of this Guaranty. Without limiting the foregoing, the Facilities include all “Interest Rate Protection Agreements” (as such term is defined in the JPMC EL Stock Note) and the Facility Documents include all “Facility Documents” (as such term is defined in the JPMC EL Stock Note). The obligations of the Borrower to the Bank may at any time and from time to time exceed the liability of the Guarantors hereunder without impairing this Guaranty and the Guarantors and the Bank agree, as between themselves, that all payments and collections received by the Bank from any person or source shall be deemed to be applied first to the portion of the obligations of the Borrower to the Bank which are not guaranteed hereunder and last to the portion of such obligations which are guaranteed hereunder. The liability of each Guarantor hereunder is regardless of any liability of any co-guarantor under this Guaranty or any other agreement.

Guaranty Absolute.

Each Guarantor guarantees that the Liabilities shall be performed and paid strictly in accordance with the terms of the Facilities. The liability of each Guarantor under this Guaranty is absolute and unconditional irrespective of: (a) any change in the amount, time, manner or place of payment of, or in any other term of, all or any of the Facility Documents or Liabilities, or any other amendment or waiver of or any consent to departure from any of the terms of any Facility Document or Liability; (b) any release or amendment or waiver of, or consent to departure from, any other guaranty or support document, or any exchange, release or non-perfection of any collateral, for all or any of the Facility Documents or Liabilities; (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Facility Document or Liability; (d) without being limited by the foregoing, any lack of validity or enforceability of any Facility Document or Liability; and (e) any other defense, setoff or counterclaim whatsoever with respect to the Facility Documents or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, the Borrower or a guarantor.

Guaranty Irrevocable.

This Guaranty is a continuing guaranty of all Liabilities now or hereafter existing and shall remain in full force and effect until payment in full of all Liabilities and other amounts payable under this Guaranty and until the Facilities are no longer in effect or, if earlier as to any Guarantor, when such Guarantor has given the Bank written notice that this Guaranty has been revoked; provided that any notice under this Section shall not release such Guarantor from any Liability, absolute or contingent, existing prior to such notice. Such notice shall be effective only after the Bank’s actual receipt of the notice at its address set forth below, and the Bank shall have had a reasonable time to act upon such notice at each of its offices or departments responsible for the Facilities.

Reinstatement.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Liabilities is rescinded or must otherwise be returned by the Bank on the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though the payment had not been made.

Subrogation.

No Guarantor shall exercise any rights against the Borrower which it may acquire by way of subrogation, by any payment made under this Guaranty or otherwise, until all the Liabilities have been paid in full and the Facilities are no longer in effect. If any amount is paid to any Guarantor on account of subrogation rights under this Guaranty at any time when all the Liabilities have not been paid in full and/or the Facilities remain in effect, the amount shall be held in trust for the benefit of the Bank and shall be promptly paid to the Bank to be credited and applied to the Liabilities, whether matured or unmatured or absolute or contingent, in accordance with the terms of the Facilities.

Subordination.

Without limiting the Bank’s rights under any other agreement, any liabilities owed by the Borrower to any Guarantor in connection with any extension of credit or financial accommodation by such Guarantor to or for the account of the Borrower, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Liabilities, and such liabilities of the Borrower to such Guarantor, if the Bank so requests, shall be collected, enforced and received by such Guarantor as trustee for the Bank and shall be paid over to the Bank on account of the Liabilities but without reducing or affecting in any manner the liability of any Guarantor under the other provisions of this Guaranty.

Representations and Warranties.

Each Guarantor represents and warrants that:

(a)	each of this Guaranty and each other Facility Document to which such Guarantor is a party constitutes a valid, enforceable and binding agreement of such Guarantor, except as may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

(b)	the execution, delivery and performance by such Guarantor of this Guaranty and each other Facility Document to which such Guarantor do not (i) conflict with any agreement by which it is bound or result in the creation of any lien, charge or encumbrance upon the property or assets of such Guarantor thereunder (other than pursuant to any Facility Documents); (ii) violate any provision of any law, rule, regulation (including, without limitation, Regulation U of the Federal Reserve Board), order, writ, judgment or injunction presently in effect having applicability to such Guarantor; or (iii) require the consent or approval of any individual, business, governmental authority or other entity;

(c)	no litigation, claim, investigation, administrative proceeding or similar action is pending or, to the best of such Guarantor’s knowledge, threatened (i) involving or affecting any material part of such Guarantor’s assets, any of the Facility Document collateral, or the transactions contemplated in the Facility Documents or (ii) against such Guarantor that, if adversely determined, is likely to have a material adverse effect on the condition of such Guarantor. There are currently no material judgments entered against such Guarantor and such Guarantor is not in default with respect to any judgment, writ, injunction or order of any court or other judicial authority, which default is likely to have or has had a material adverse effect on the financial condition of such Guarantor;

(d)	in executing and delivering this Guaranty, such Guarantor has (i) without reliance on the Bank or any information received from the Bank and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and the Borrower, the Borrower’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Borrower or the obligations and risks undertaken herein with respect to the Liabilities; (ii) adequate means to obtain from the Borrower on a continuing basis information concerning the Borrower, and the Bank has no duty to provide to such Guarantor any such information; (iii) full and complete access to the Facility Documents and any other documents executed in connection with the Facility Documents; (iv) not relied and will not rely upon any representations or warranties of the Bank not embodied herein or any acts heretofore or hereafter taken by the Bank (including but not limited to any review by the Bank of the affairs of the Borrower); and (v) determined that this Guaranty will benefit such Guarantor directly or indirectly; and

(e)	the trustees of each Guarantor on behalf of such Guarantor also represent and warrant that (i) such Guarantor is a duly constituted and validly existing irrevocable trust, (ii) the state listed in the first paragraph of this Guaranty is the state whose law governs such Guarantor’s trust agreement, (iii) the trust is irrevocable, (iv) the execution, delivery and performance by such Guarantor of this Guaranty and all other Facility Documents to which it is a party, do not and will not violate any provision of such Guarantor’s trust agreement, (v) the trustees of such Guarantor that are signing this Guaranty have the legal capacity and full power and authority (even if less than all of the trustees of such Guarantor are signing this Guaranty) to execute, deliver, and perform their obligations under, and to bind such Guarantor to perform its obligations under, this Guaranty, and to execute and deliver any and all other Facility Documents to which it is a party, (vi) such Guarantor has delivered to the Bank on or before the date of this Guaranty, a duly completed trust certificate acceptable to the Bank in all respects and, if requested by the Bank in its sole discretion, a true, complete and accurate copy of a letter of direction from the grantor of such Guarantor acceptable to the Bank in its sole discretion, such Guarantor’s trust agreement (and all amendments and modifications thereto) and/or a legal opinion acceptable to the Bank in its sole discretion;

Financial Information.

(a)	If, in connection with the Bank granting or continuing the Facilities, any Guarantor provides or has provided to the Bank: (i) personal financial statements and supporting schedules; (ii) tax returns including but not limited to schedules, K-1s and/or proof of tax return extensions; (iii) brokerage or bank statements for significant assets held away from the Bank; (iv) schedules of contingent liabilities, including unfunded capital commitments to private equity funds; and/or (v) schedules of restricted stock/deferred compensation (each of (i)-(v) individually and collectively, “Financial Information”), then each Guarantor hereby acknowledges and agrees that the Bank has relied on, and is relying on, such Financial Information (including the designation made as to ownership of property) in deciding to grant or continue the Facilities, as the case may be.

(b)	Each Guarantor represents and warrants that at the time such Financial Information was provided to the Bank it was true and complete, and that the Bank may consider such Financial Information as continuing to be true and complete until a written notice of a change is given to the Bank by such Guarantor.

Remedies Generally.

The rights and remedies in this Guaranty are cumulative and not exclusive of any rights and remedies which the Bank may have under law, in equity or under any other agreements or arrangements in connection with the Facilities. No delay on the part of the Bank in the exercise of any right or remedy waives that right or remedy. No single or partial exercise by the Bank of any right or remedy precludes any other future exercise of it or the exercise of any other right or remedy.

Setoff.

Each Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim the Bank may otherwise have, the Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of such Guarantor at any of the Bank’s offices, in U.S. dollars or in any other currency, against any amount payable by such Guarantor under this Guaranty which is not paid when due (regardless of whether such balances are then due to such Guarantor), in which case it shall promptly notify such Guarantor thereof; provided that the Bank’s failure to give such notice shall not affect the validity thereof.

Restrictions and Requirements in the Note.

Each Guarantor acknowledges having received and reviewed a copy of the JPMC EL Stock Note. Each Guarantor covenants and agrees to comply with the terms contained in the Note, including Sections 7A, 7B, 7C and 8 of the Note, which include, among other things, requirements and restrictions as to the Registration Rights Agreement, the Stockholders Agreement, the financial condition of the Guarantors, certain reporting requirements for the Guarantors and the identity of the trustees of the Guarantors.

Formalities.

Each Guarantor waives presentment, notice of dishonor, protest, notice of acceptance of this Guaranty or incurrence of any Liability and to the extent not prohibited by applicable law any other formality with respect to any of the Liabilities or this Guaranty.

Amendments and Waivers.

No amendment or modification of any provision of this Guaranty shall be effective unless the same shall be executed by the Guarantors and the Bank. A waiver by the Bank of a provision of this Guaranty shall not prejudice or constitute a waiver of the Bank’s right to otherwise demand strict compliance with that provision or any other provision of this Guaranty. Whenever the consent of the Bank is required under this Guaranty, the granting of such consent shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the Bank’s sole discretion. The Bank shall not be deemed to have waived any rights under this Guaranty unless such waiver is in writing and signed by the Bank.

Expenses.

The Guarantors will pay to the Bank all reasonable costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Bank in connection with the preparation or modification of this Guaranty and performance thereof and the exercise of any of the Bank’s rights, remedies or obligations under this Guaranty. The obligations of the Guarantors under this Section shall survive the termination of this Guaranty.

Assignment.

This Guaranty shall be binding on each Guarantor and its heirs, executors, administrators, legal representatives, successors and assigns and shall inure to the benefit of the Bank and its successors and assigns, except that no Guarantor may delegate or assign any of its obligations hereunder without the prior written consent of the Bank.

Captions.

The headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction of this Guaranty.

Governing Law, Etc.

THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES, AND WITH THE LAWS OF THE UNITED STATES OF AMERICA AS APPLICABLE. EACH GUARANTOR CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF THE STATE OR FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK. SERVICE OF PROCESS BY THE BANK IN CONNECTION WITH ANY SUCH DISPUTE SHALL BE BINDING ON SUCH GUARANTOR IF SENT TO SUCH GUARANTOR BY REGISTERED MAIL AT THE ADDRESS SPECIFIED BELOW OR AS OTHERWISE SPECIFIED BY SUCH GUARANTOR FROM TIME TO TIME. EACH GUARANTOR WAIVES ANY RIGHT SUCH GUARANTOR MAY HAVE TO JURY TRIAL IN ANY ACTION RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FURTHER WAIVES ANY RIGHT TO INTERPOSE ANY COUNTERCLAIM RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY SUCH ACTION. TO THE EXTENT THAT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), SUCH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

Notices.

Unless otherwise agreed in writing, notices shall be given to (i) the Bank at the email address or mailing address as set forth on the signature pages of this Guaranty (or at such other number or address as shall be designated by the Bank to the Guarantors by telephone or in the manner provided for in this paragraph) and (ii) each Guarantor at the mailing address that the Bank has on file for such Guarantor as its legal address or any email address that such Guarantor has provided to the Bank as such Guarantor’s email address (or at such other number or address as shall be designated by such Guarantor to the Bank by telephone or in the manner provided for in this paragraph) and either given electronically or in writing by hand, overnight courier, certified or registered mail, or regular mail. Notices sent by hand, overnight courier, certified or registered mail, or regular mail shall be deemed to have been given when delivered. Notices and other communications sent to an email address shall be deemed received when sent, provided, that, if such notice, email or other communication is not sent during normal business hours, such notice or communication shall be deemed to have been sent and received at the opening of business on the next Banking Day (“Banking Day” shall have the meaning ascribed to the term “Banking Day” or the term “Business Day”, as applicable, in the Facility Documents). All notices by the Bank properly addressed to any Guarantor shall be deemed to have been personally delivered to such Guarantor whether actually received or not. If the Bank needs to contact any Guarantor by telephone, then the Bank will use the phone number the Bank has on file for such Guarantor as its primary phone number.

Integration; Effectiveness; Counterparts.

This Guaranty alone sets forth the entire understanding of each Guarantor and the Bank relating to the guarantee of the Liabilities and constitutes the entire contract between the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Guaranty shall become effective when it shall have been executed and delivered by the Guarantors to the Bank. This Guaranty, any amendment to this Guaranty, and any agreement, notice or other communication required by this Guaranty to be “written” or “in writing” may be executed in any number of counterparts, including counterparts that are executed on paper and counterparts that are electronic records and are executed using electronic signatures generated through the electronic execution process provided by the Bank or such other electronic execution process acceptable to the Bank in its sole discretion. Each counterpart of such document, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same document. Delivery of a manually executed counterpart of a signature page of such document by emailed PDF or JPEG from any Guarantor’s e-mail address on file with the Bank or any other electronic means acceptable to the Bank in its sole discretion that reproduces an image of such manually executed signature page, shall each be effective as delivery of a manually executed counterpart of such document; provided, that, the Bank, in its sole discretion, can require subsequent delivery of the manually executed counterpart of a signature page. Any counterpart may be converted from paper to electronic form, or from electronic form to paper, at the discretion of the Bank, and such converted counterpart shall be deemed an original.

Execution and Use of Electronic Records and Signatures.

If any Guarantor has received and reviewed this Guaranty electronically, then such Guarantor agrees that this Guaranty may be in the form of an electronic record and may be executed using electronic signatures generated through the electronic execution process provided by the Bank or such other electronic execution process acceptable to the Bank in its sole discretion. Any electronic signature on or associated with this Guaranty and accepted by the Bank shall be valid and binding on the signer to the same extent as a manual signature and upon application thereof, this Guaranty will constitute a legal, valid, and binding obligation enforceable in accordance with its terms to the same extent as if manually executed. Notwithstanding any other provision of this Guaranty, at the Bank’s option and in the Bank’s sole discretion, any agreement, amendment, notice or other communication required by this Guaranty to be “written” or “in writing” may be in the form of an electronic record and may be executed using electronic signatures generated through the electronic execution process provided by the Bank or such other electronic execution process acceptable to the Bank in its sole discretion.

Savings Clause.

(a)	It is the intent of each Guarantor and Bank that such Guarantor's maximum obligations hereunder shall be equal to, but not in excess of:

(i)	in a case or proceeding commenced by or against such Guarantor under the Bankruptcy Code the maximum amount which would not otherwise cause such Guarantor’s obligations hereunder (or any other obligations of such Guarantor to Bank) to be avoidable or unenforceable against such Guarantor under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(ii)	in a case or proceeding commenced by or against such Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause such Guarantor’s obligations hereunder (or any other obligations of such Guarantor to Bank) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation including without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

(The substantive laws under which the possible avoidance or unenforceability of any Guarantor’s obligations hereunder (or any other obligations of such Guarantor to Bank) shall be determined in any such case or proceeding shall hereinafter be referred to as the "Avoidance Provisions").

(b)	To the end set forth in subsection (a) above, but only to the extent that any Guarantor’s obligations hereunder would otherwise be subject to avoidance under the Avoidance Provisions if such Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for such Guarantor’s obligations hereunder, or if such Guarantor’s obligations hereunder would render such Guarantor insolvent, or leave such Guarantor with unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of such Guarantor’s obligations hereunder are deemed to have been incurred under the Avoidance Provisions and after giving effect as assets to the value of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor under applicable law or any agreement, the maximum obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause such Guarantor’s obligations hereunder (or any other obligations of such Guarantor to Bank), as so reduced, to be subject to avoidance under the Avoidance Provisions. This Savings Clause is intended solely to preserve the rights of Bank hereunder to the maximum extent that would not cause the obligations of any Guarantor to be subject to avoidance under the Avoidance Provisions, and neither any Guarantor nor any other person shall have any right or claim under this Savings Clause as against Bank that would not otherwise be available to such person under the Avoidance Provisions.

Effective Date of Trust Agreement of Shares Trust.

Solely for purposes of triggering the “Effective Date” of the trust agreement of the Shares Trust, the execution and delivery of this Guaranty shall be deemed to constitute the Trustees becoming a party to the Loan dated as of May 16, 2025, among Ronald S. Lauder individually and Ronald S. Lauder as Trustee of the Ronald S. Lauder Revocable Trust u/a/d June 26, 2018, as amended from time to time, and JPMorgan Chase Bank, N.A.

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered as of the date first above written.

[NO FURTHER TEXT; SIGNATURE PAGES FOLLOWS]

Address for notices to the Bank:

JPMorgan Chase Bank, N.A

270 Park Ave, Floor 23

New York, New York 10017

Attn: Christopher J. Mayrose

Telephone:

Email:

AERIN LAUDER ZINTERHOFER, AS TRUSTEE OF THE RSL SHARES TRUST AND NOT INDIVIDUALLY

/s/ AERIN LAUDER ZINTERHOFER

Signature

AERIN LAUDER ZINTERHOFER	TRUSTEE
Name (print)	Title

Address for notices to the Bank:

JPMorgan Chase Bank, N.A

270 Park Ave, Floor 23

New York, New York 10017

Attn: Christopher J. Mayrose

Telephone:

Email:

RONALD S. LAUDER, AS TRUSTEE OF THE RONALD S. LAUDER IRREVOCABLE TRUST

/s/ RONALD S. LAUDER

Signature

RONALD S. LAUDER	TRUSTEE
Name (print)	Title

Address for notices to the Bank:

JPMorgan Chase Bank, N.A

270 Park Ave, Floor 23

New York, New York 10017

Attn: Christopher J. Mayrose

Telephone:

Email:

JACK JOSEPH LAUDER ZINTERHOFER, AS TRUSTEE OF THE RONALD S. LAUDER IRREVOCABLE TRUST AND NOT INDIVIDUALLY

/s/ JACK JOSEPH LAUDER ZINTERHOFER

Signature

JACK JOSEPH LAUDER ZINTERHOFER	TRUSTEE
Name (print)	Title

Address for notices to the Bank:

JPMorgan Chase Bank, N.A

270 Park Ave, Floor 23

New York, New York 10017

Attn: Christopher J. Mayrose

Telephone:

Email:

ERIC ZINTERHOFER, AS TRUSTEE OF THE RONALD S. LAUDER IRREVOCABLE TRUST AND NOT INDIVIDUALLY

/s/ ERIC ZINTERHOFER

Signature

ERIC ZINTERHOFER	TRUSTEE
Name (print)	Title

NOTICE TO CO-SIGNER

You are being asked to guarantee the Borrower’s debts. Regulation AA (promulgated by the Federal Reserve Board) requires that we provide you with this notice to ensure that you understand the nature and extent of your liability. This notice is not the contract that makes you liable for the Borrower’s debts.

If the Borrower fails to pay its/his/her debts, you will be responsible for making payment, up to an unlimited amount of principal under the Facilities. You may also be responsible for paying interest due and for any collection costs, permissible fees and other legal expenses that the Borrower may owe to us. We are entitled to collect all of these amounts from you before trying to collect them from the Borrower. We may also apply the same collection methods to you that we can apply to the Borrower, such as suing you and garnishing your wages. Additionally, any default by you may become a part of your credit record.

Please read the terms of the guaranty preceding this notice carefully to make sure that you want to accept this responsibility and that you are in a financial position to make any payments.